Exhibit 99.1

For Immediate Release	Media Contact: Donna Pullen (803) 765-4558
January 31, 2013	Analyst Contact: John C. Pollok (803) 765-4628

SCBT Reports Record Operating Results for 4Q 2012 of $0.72 per share;

Declares Quarterly Cash Dividend

COLUMBIA, S.C.—January 31, 2013—SCBT Financial Corporation (NASDAQ: SCBT), the holding company for SCBT, today released its unaudited results of operations and other financial information for the three-month period and year ended December 31, 2012.  Highlights during 2012 include:

•                  Net income of $5.9 million, or $0.38 diluted EPS, which includes merger-related charges and securities gains, in 4Q 2012 compared to $9.1 million, or $0.60 diluted EPS in 3Q 2012 and $4.8 million, or $0.35 diluted EPS, in 4Q 2011;

•                  Diluted EPS for 2012 was up 23.8% compared to 2011, operating diluted EPS for 2012 was up 137.1% compared to 2011;

•                  Operating earnings, which excludes merger-related expense and securities gains or losses, of $11.1 million, or $0.72 diluted EPS in 4Q 2012 compared to $9.4 million, or $0.63 diluted EPS in 3Q 2012 and $5.2 million, or $0.37 diluted EPS in 4Q 2011;

•                  Completed the merger of The Savannah Bancorp, Inc. (Savannah) during the quarter;

•                  Core deposit growth, excluding CDs and the Peoples and Savannah acquisitions, up $64.1 million in the 4Q 2012; 10.5% annualized growth for 4Q 2012;

•                  Non-interest bearing deposits are approaching $1.0 billion with the acquisition of Savannah;

•                  Operating return on average assets was 0.98% annualized in 4Q 2012 compared to 0.87% in 3Q 2012 and 0.52% in 4Q 2011;

•                  Operating efficiency ratio was 62.8% annualized in 4Q 2012 compared to 59.0% in 3Q 2012 and compared to 62.4% in 4Q 2011;

•                  Net charge-offs of non-acquired loans decreased to 0.64% annualized for 4Q 2012, compared to 0.85% annualized for 3Q 2012 and 1.08% annualized for 4Q 2011;

•                  Non-performing Assets (NPAs):  1.58% of total assets for 4Q 2012 compared to 1.89% for 3Q 2012 and 2.44% for 4Q 2011; 3.13% of loans and repossessed assets, excluding acquired assets, for 4Q 2012 compared to 3.22% for 3Q 2012 and 3.82% for 4Q 2011; and

•                  Legacy loan growth for the 4Q 2012 was $53.7 million or 8.5% annualized and for the year legacy loan growth was $100.4 million or 4.1%.

Quarterly Cash Dividend

The Board of Directors of SCBT has declared a quarterly cash dividend of $0.18 per share payable on its common stock.  This per share amount is equal to the dividend paid in the immediately preceding quarter and is $0.01 per share, or 5.9%, higher than a year ago.  The dividend will be payable on February 22, 2013 to shareholders of record as of February 15, 2013.

Fourth Quarter 2012 vs. 2011 Results of Operations

Please refer to the accompanying tables for detailed comparative data on results of operations and financial results.

The Company reported consolidated net income of $5.9 million, or $0.38 per diluted share, for the three months ended December 31, 2012 compared to consolidated net income of $4.8 million, or $0.35 per diluted share, for the fourth quarter of 2011.  This $1.1 million increase was the net result of improved net interest income, reduced provision for loan losses, and increases in all categories of customer-oriented noninterest income.  The increases were offset by non-interest expense increases which are primarily due to merger-related expenses from the Savannah acquisition and salary and benefits expense increases.

“The performance of SCBT in 2012 was very satisfying.  Our total shareholder return during the year was 41%, which included an increased quarterly dividend of 5.9%,” said Robert R. Hill, Jr., president and CEO.  “While we certainly are pleased with the stock performance, we are most pleased with the strong operating fundamentals and opportunities that are driving this performance.  It was a year with substantially improved credit quality, a stable margin, very strong fee income, record operating earnings, and strong organic and merger growth within our balance sheet, which totaled 31.8%.  One of the most revealing strengths of our company is our strong balance sheet anchored by almost $1.0 billion in noninterest bearing deposits.  Our organic growth, significant new customer growth, and merging with banks that have a strong legacy in their markets and strong customer base, are the reasons for success in this area.  Our earnings per share increased 23.8% for the year and operating earnings, which excludes merger related expenses, increased to a record $2.49 per share, an increase of 137%.  Even with this performance, our operating return on average assets was 0.98% and operating return on average equity was 9.8%.  We believe that both measures have room to improve, and we have the momentum to realize this increase in the coming quarters.”

Asset Quality

During the fourth quarter of 2012, SCBT experienced significant improvement in asset quality, excluding acquired loans and OREO, as classified assets declined by more than $14.3 million, or 36.4% annualized from the third quarter of 2012.  Loans past due 30-89 days declined by $2.1 million from the third quarter to $7.2 million.  We continue to see meaningful improvement in the trailing average of historical loan losses as the high charge-off quarters from prior periods are being replaced with much lower current loss rates.  Nonperforming assets to total assets declined to 1.58% primarily due to the increase in assets from the Savannah acquisition.  NPAs, excluding acquired NPAs, declined modestly by $650,000 from the third quarter level.  Improvements in asset quality continue as we experience improvement in housing starts (permits), home sales, and lower unemployment rates.

At December 31, 2012, the allowance for non-acquired loan losses was $44.4 million, or 1.73% of non-acquired period-end loans.  The current allowance for loan losses provides .72 times coverage of period-end non-acquired nonperforming loans.  Net charge-offs within the non-acquired loan portfolio decreased to $4.1 million, or 0.64% annualized from $5.3 million, or 0.85% annualized in the third quarter of 2012, and from $6.7 million, or 1.08% annualized in the fourth quarter of 2011.

Non-acquired other real estate owned (“OREO”) decreased by $3.4 million from the 3rd quarter of 2012 and increased by $1.0 million from the fourth quarter of 2011.  During the fourth quarter, the Company wrote down 10 properties by a total of $765,000 compared to 12 properties and $2.1 million in write downs in the third quarter of 2012, and 26 properties and $2.3 million in write downs during the fourth quarter of 2011.

Net Interest Income and Margin

Non-taxable equivalent net interest income was $47.9 million for the fourth quarter of 2012, a $1.0 million increase from the third quarter, resulting from the following:

1.              Higher balance of average acquired loans (up $81.5 million) and along with credit releases totaling $6.6 million resulted in an increase of $650,000 of interest income on acquired loans; and

2.              A decrease of $275,000 in the company’s overall cost of funds.

Taxable-equivalent net interest margin increased 10 basis points from the fourth quarter of 2011 and decreased 15 basis points from the third quarter of 2012 to 4.88%.  The average yield on interest earning assets decreased 17 basis points while the average rate on interest-bearing liabilities declined 24 basis points from the fourth quarter of 2011.  During the fourth quarter of 2012, average total assets increased to $4.5 billion and average earning assets increased to almost $4.0 billion.  This growth in average total assets was supported by growth in average total deposits to $3.7 billion.  At December 31, 2012, non-interest bearing deposits were nearly $1.0 billion.

Noninterest Income and Expense

Noninterest income was $10.9 million for the fourth quarter of 2012 compared to $9.7 million for the fourth quarter of 2011, an increase of $1.2 million, or 12.8%, due primarily to mortgage banking income which increased $2.3 million due to the impact of continued low interest rate environment on the home mortgage market.  All other noninterest income categories (excluding negative accretion on the indemnification asset and securities gains (losses)) were up a total $2.3 million.  The negative accretion on the indemnification asset related to all FDIC-assisted transactions offset these increases by $3.5 million.  The negative accretion results from the reduction of expected cash flows of this asset related to certain pools of acquired loans which had improved estimated cash flows throughout the year.

Compared to the third quarter of 2012, noninterest income was up a total of $1.6 million, excluding securities gains (losses).  This increase was led by the following:  (1) mortgage banking income increased $688,000, for the reason noted above; (2) trust and investment services income was up $167,000; and (3) service charges on deposit accounts were up $144,000.  Other income was up $436,000, due primarily to higher recoveries related to acquired loans.

Noninterest expense was $48.1 million in the fourth quarter of 2012, a 31.7% or $11.6 million increase from $36.5 million in the fourth quarter of 2011.  This increase was the result of increased merger- related charges incurred for the Savannah acquisition of $7.1 million, and an increase in salaries and benefits which increased $4.4 million, or 26.1%.  The increase in salary and employee benefits resulted primarily from the addition of new FTEs largely related to the two acquisitions completed during the year.

Compared to the third quarter of 2012, noninterest expense increased by $10.1 million.  The increase resulted from merger-related expenses, which increased due to the Savannah acquisition by $7.0 million; and increased salary and benefits of $2.7 million.  The increase in salary and benefits primarily resulted from new FTEs (hired in support areas), incremental addition from the Savannah acquisition, increases in incentive accruals, and increase in the match of 401(k) beginning September 1, 2012.  OREO expense and loan related costs declined $730,000, which was mostly offset by an increase in other expenses of $670,000, which included higher property taxes, higher operational charge offs, secondary mortgage repurchase cost, and higher appraisal cost.

Balance Sheet and Capital

At the end of the year, SCBT’s total assets were $5.1 billion, up from $4.3 billion at September 30, 2012, and from $3.9 billion at December 31, 2011.  The increase during the quarter is the result of the Savannah acquisition and $53.7 million in legacy loan growth.  Since the end of 2011, The Company’s balance sheet has grown by more than 31%.  Asset growth is evident in every line item, except OREO and FDIC receivable for loss share agreements, given the two acquisitions.  During the fourth quarter of 2012, the company executed an auction of approximately 175 properties in north Georgia.  With the sale of 970 OREO assets during 2012, our legacy and acquired OREO balance declined from $83.9 million last year to $66.5 million at December 31, 2012.  The inventory of these assets has declined to 432 properties from 900 properties at December 31, 2011.  In addition, the balance in the FDIC receivable account has decreased by $116.5 million from December 31, 2011, to $146.2 million at December 31, 2012.  We expect to collect approximately $14.0 million during the first quarter of 2013 for claims filed through December 31, 2012.  During the quarter and with the acquisition of Savannah, the Company moved to a deferred tax asset position of more than $30.0 million compared to last quarter and year end 2011 when we were in a deferred tax liability position.

The Company’s book value per share increased to $29.97 per share at December 31, 2012, compared to $28.71 at September 30, 2012.  Capital increased by $73.6 million due primarily to the issuance of 1.802 million shares of common stock in the acquisition of Savannah which totaled $68.8 million.  Net income of $5.9 million was offset by $2.7 million in dividends paid to our shareholders, and other capital activity of $1.6 million increased shareholders’ equity.  Tangible book value (“TBV”) per share decreased by $0.92 per share to $22.54 at December 31, 2012 from $23.46 at September 30, 2012 due to the Savannah acquisition.

The total risk-based capital ratio is estimated to have declined by 130 basis points from the third quarter of 2012 to 13.9%, due primarily to the addition of the Savannah acquisition and the increase in total risk-weighted assets relative to the increase in total risk-based capital.  Tier 1 leverage ratio increased to 9.8% from 9.3% at September 30, 2012.  The increase for the quarter was the result of closing the Savannah acquisition, and only incrementally increasing total average assets while capital increased by $73.6 million.  The capital ratio will decline in the first quarter of 2013 as the average balance sheet will increase for the Savannah acquisition.  The Company’s capital positions remain “well-capitalized” by all measures at December 31, 2012.

“During 2012, we closed on two strategic acquisitions which have grown our asset base to more than $5.1 billion.  Our net interest margin remains strong at 4.88% compared to 5.03% last quarter.  OREO costs remain elevated, but declined this quarter by $730,000 compared to last quarter,” said John C. Pollok, CFO and COO.  “We expect to have the conversion of the Savannah branches fully integrated onto our operating system by the end of the first quarter of 2013.”

***************

SCBT Financial Corporation (the “Company”), Columbia, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The Company consists of SCBT, the Bank and the following divisions:  NCBT, CBT, The Savannah Bank, Bryan Bank & Trust, and Minis & Co., Inc.  Providing financial services for over 78 years, SCBT Financial Corporation operates 84 locations in 19 South Carolina counties, 10 North Georgia counties, 2 Coastal Georgia counties and Mecklenburg County in North Carolina.  SCBT Financial Corporation has assets of approximately $5.1 billion and its stock is traded under the symbol SCBT in the NASDAQ Global Select Market.  More information can be found at www.SCBTonline.com.

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SCBT Financial Corporation will hold a conference call on January 31st at 11 a.m. Eastern Time where management will review earnings and performance trends.  Callers wishing to participate may call toll-free by dialing 866-652-5200.  The number for international participants is 412-317-6060.  The conference ID number is 10021959.  Participants can also listen to the live audio webcast through the Investor Relations section of www.SCBTonline.com.  A replay will be available beginning January 31st by 2:00 pm Eastern Time until 9:00 a.m. on February 15th.  To listen to the replay, dial 877-344-7529 or 412-317-0088.  The passcode is 10021959.

Non-GAAP Measures

Statements included in this press release include non-GAAP measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.  Management believes that these non-GAAP measures provide additional useful information.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.

Cautionary Statement Regarding Forward Looking Statements

Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934. Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.  SCBT Financial Corporation (“SCBT”) cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results.  Such risks and uncertainties, include, among others, the following possibilities: (1) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (3) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (4) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (5) transaction risk arising from problems with service or product delivery; (6) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (8) reputation risk that adversely affects earnings or capital arising from negative public opinion; (9) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (10) economic downturn risk resulting in deterioration in the credit markets; (11) greater than expected noninterest expenses; (12) excessive loan losses; (13) failure to realize synergies and other financial benefits from, and to limit liabilities associates with, mergers and acquisitions, including mergers with Peoples Bancorporation (“Peoples”) and The Savannah Bancorp, Inc. (“Savannah”), within the expected time frame; (14) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the integration of Peoples and Savannah, including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (15) inability to identify and successfully negotiate and complete additional combinations with potential merger or acquisition partners or to successfully integrate such businesses into SCBT, including the ability to realize the benefits and cost savings from, and limit any unexpected liabilities associated with, any such business combinations; (16) the risks of fluctuations in market prices for SCBT stock that may or may not reflect economic condition or performance of SCBT; (17) the payment of dividends on SCBT is subject to regulatory supervision as well as the discretion of the SCBT board of directors; (18) risks and uncertainties disclosed in the section titled “Risk Factors” in the SCBT Annual Report on Form 10-K or disclosed in other reports filed from time to time by SCBT with the SEC; and (19) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward looking statements.

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

						Fourth
	Three Months Ended					Quarter	Twelve Months Ended		YTD
	December 31,	September 30,	June 30,	March 31,	December 31,	2012 - 2011	December 31,		2012 - 2011
	2012	2012	2012	2012	2011	% Change	2012	2011	% Change
EARNINGS SUMMARY (non tax equivalent)
Interest income	$50,263	$49,535	$45,470	$42,220	$43,825	14.7%	$187,488	$171,718	9.2%
Interest expense	2,351	2,625	2,936	3,182	3,900	-39.7%	11,094	20,266	-45.3%
Net interest income	47,912	46,910	42,534	39,038	39,925	20.0%	176,394	151,452	16.5%
Provision for loan losses (1)	2,211	4,044	4,641	2,723	7,057	-68.7%	13,619	30,236	-55.0%
Noninterest income	10,900	9,166	11,744	9,473	9,663	12.8%	41,283	55,119	-25.1%
Noninterest expense	48,139	38,031	37,509	35,219	36,550	31.7%	158,898	142,978	11.1%
Income before provision for income taxes	8,462	14,001	12,128	10,569	5,981	41.5%	45,160	33,357	35.4%
Provision for income taxes	2,552	4,938	4,097	3,541	1,154	121.1%	15,128	10,762	40.6%
Net income	$5,910	$9,063	$8,031	$7,028	$4,826	22.5%	$30,032	$22,595	32.9%

Basic weighted-average common shares	15,320,472	14,920,423	14,650,914	13,882,801	13,845,444	10.7%	14,698,236	13,676,743	7.5%
Diluted weighted-average common shares	15,446,778	15,043,067	14,733,325	13,951,290	13,914,814	11.0%	14,795,722	13,750,973	7.6%

Earnings per share - Basic	$0.39	$0.61	$0.55	$0.51	$0.35	11.4%	$2.06	$1.65	24.8%
Earnings per share - Diluted	0.38	0.60	0.55	0.50	0.35	8.6%	2.03	1.64	23.8%

Cash dividends declared per share	$0.18	$0.17	$0.17	$0.17	$0.17	5.9%	$0.69	$0.68	1.5%
Dividend payout ratio (2)	46.06%	28.34%	31.93%	34.00%	49.39%	-6.8%	34.11%	42.11%	-19.0%

Operating Earnings (non-GAAP) (3)
Net income (GAAP)	$5,910	$9,063	$8,031	$7,028	$4,826	22.5%	$30,032	$22,595	32.9%
Gains on acquisitions, net of tax	—	—	—	—	—		—	(10,226)
Securities (gains) losses, net of tax	(89)	—	(40)	—	20		(130)	(141)
Merger and conversion related expense, net of tax	5,274	357	1,323	64	327	1512.7%	7,018	2,217
Net operating earnings (loss) (non-GAAP)	$11,095	$9,420	$9,314	$7,092	$5,173	114.5%	$36,920	$14,445	155.6%

Operating earnings (loss) per share - Basic	$0.72	$0.63	$0.64	$0.51	$0.37	94.6%	$2.50	$1.06	135.8%
Operating earnings (loss) per share - Diluted	0.72	0.63	0.63	0.51	0.37	94.6%	2.49	1.05	137.1%

						Fourth
	AVERAGE for Quarter Ended					Quarter	AVERAGE for Twelve Months		YTD
	December 31,	September 30,	June 30,	March 31,	December 31,	2012 - 2011	December 31,	December 31,	2012 - 2011
	2012	2012	2012	2012	2011	% Change	2012	2011	% Change
BALANCE SHEET HIGHLIGHTS
Loans held for sale	$60,183	$56,300	$29,604	$34,073	$52,743	14.1%	$45,112	$26,760	68.6%
Acquired loans, net of allowance for acquired loan losses	582,726	501,214	484,084	357,668	386,713	50.7%	481,754	379,678	26.9%
Non-acquired loans	2,528,753	2,497,478	2,456,069	2,456,080	2,467,363	2.5%	2,484,751	2,397,821	3.6%
Total loans (1)	3,111,479	2,998,692	2,940,153	2,813,748	2,854,076	9.0%	2,966,505	2,777,499	6.8%
FDIC receivable for loss share agreements	162,580	194,116	219,183	246,556	267,904	-39.3%	205,460	278,164	-26.1%
Total investment securities	510,434	501,816	468,334	324,473	317,939	60.5%	451,563	277,192	62.9%
Intangible assets	87,372	79,857	79,583	74,089	74,601	17.1%	80,204	74,425	7.8%
Earning assets	3,972,280	3,766,889	3,703,552	3,371,704	3,346,444	18.7%	3,704,514	3,283,741	12.8%
Total assets	4,517,076	4,331,436	4,295,911	3,957,918	3,947,773	14.4%	4,276,263	3,904,363	9.5%
Noninterest-bearing deposits	886,240	813,394	795,867	700,438	675,998	31.1%	799,263	615,957	29.8%
Interest-bearing deposits	2,853,253	2,800,446	2,808,884	2,570,595	2,614,304	9.1%	2,758,670	2,631,556	4.8%
Total deposits	3,739,493	3,613,840	3,604,751	3,271,033	3,290,302	13.7%	3,557,933	3,247,513	9.6%
Federal funds purchased and repurchase agreements	247,970	223,844	215,678	229,099	194,427	27.5%	229,185	210,098	9.1%
Other borrowings	47,555	45,908	46,203	46,480	46,774	1.7%	46,537	47,239	-1.5%
Shareholders’ equity	450,446	429,183	415,952	383,377	382,909	17.6%	419,849	370,116	13.4%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

						Fourth
	ENDING Balance					Quarter
	December 31,	September 30,	June 30,	March 31,	December 31,	2012 - 2011
	2012	2012	2012	2012	2011	% Change
BALANCE SHEET HIGHLIGHTS
Loans held for sale	$65,279	$71,585	$42,525	$34,706	$45,809	42.5%
Acquired loans	1,074,742	520,991	560,058	369,144	402,201	167.2%
Non-acquired loans	2,571,003	2,517,352	2,481,251	2,437,314	2,470,565	4.1%
Total loans (1)	3,645,745	3,038,343	3,041,309	2,806,458	2,872,766	26.9%
FDIC receivable for loss share agreements	146,171	174,321	200,569	231,331	262,651	-44.3%
Total investment securities	560,091	500,587	511,138	357,448	324,056	72.8%
Intangible assets	125,801	79,391	79,971	73,926	74,426	69.0%
Allowance for acquired loan losses	(32,132)	(31,138)	(35,813)	(34,355)	(31,620)	1.6%
Allowance for non-acquired loan losses (1)	(44,378)	(46,439)	(47,269)	(47,607)	(49,367)	-10.1%
Premises and equipment	115,583	105,579	106,458	93,209	94,250	22.6%
Total assets	5,136,446	4,325,232	4,373,269	4,046,343	3,896,557	31.8%
Noninterest-bearing deposits	981,963	818,633	806,235	757,777	658,454	49.1%
Interest-bearing deposits	3,316,397	2,770,665	2,854,737	2,598,860	2,596,018	27.7%
Total deposits	4,298,360	3,589,298	3,660,972	3,356,637	3,254,472	32.1%
Federal funds purchased and repurchase agreements	238,621	226,330	220,264	235,412	180,436	32.2%
Other borrowings	54,897	45,807	46,105	46,397	46,683	17.6%
Total liabilities	4,628,897	3,891,308	3,948,363	3,659,836	3,514,777	31.7%
Shareholders’ equity	507,549	433,924	424,906	386,507	381,780	32.9%

Common shares issued and outstanding	16,937,464	15,114,185	15,085,991	14,052,177	14,039,422	20.6%

						Fourth
						Quarter
	December 31,	September 30,	June 30,	March 31,	December 31,	2012 - 2011
	2012	2012	2012	2012	2011	% Change
NONPERFORMING ASSETS (ENDING BALANCE)
Non-acquired
Non-acquired nonaccrual loans	$48,387	$46,295	$47,940	$59,278	$64,170	-24.6%
Restructured loans	13,151	12,882	9,530	10,578	11,807	11.4%
Other real estate owned (“OREO”) not covered under FDIC loss share agreements	19,069	22,424	25,518	21,381	18,022	5.8%
Accruing loans past due 90 days or more	500	156	137	130	926	-46.0%
Other nonperforming assets	—	—	—	24	24	-100.0%
Total non-acquired nonperforming assets	81,107	81,757	83,125	91,391	94,949	-14.6%
Acquired (7)
Acquired nonaccrual loans	—	—	—	—	—
OREO covered under FDIC loss share agreements	34,257	47,063	53,146	61,788	65,849	-48.0%
OREO not covered under FDIC loss share agreements	13,179	5,059	5,745	—	—
Other nonperforming assets	44	57	73	215	251
Total acquired nonperforming assets	47,480	52,179	58,964	62,003	66,100	-28.2%
Total nonperforming assets	$128,587	$133,936	$142,089	$153,394	$161,049	-20.2%

Excluding Acquired Assets
Total nonperforming assets as a percentage of total non-acquired loans and repossessed assets (1) (4)	3.13%	3.22%	3.32%	3.72%	3.82%
Total nonperforming assets as a percentage of total assets (5)	1.58%	1.89%	1.90%	2.26%	2.44%
NPLs as a percentage of period end non-acquired loans	2.41%	2.36%	2.32%	2.87%	3.11%
Including Acquired Assets
Total nonperforming assets as a percentage of total loans and repossessed assets (1) (4)	3.48%	4.31%	4.55%	5.31%	5.45%
Total nonperforming assets as a percentage of total assets	2.50%	3.10%	3.25%	3.79%	4.13%
NPLs as a percentage of period end loans	1.70%	1.95%	1.89%	2.49%	2.68%

OTHER ASSET QUALITY INFORMATION
Classified Assets (Ending Balance) (11)
Classified loans	$124,133	$135,095	$135,099	$156,118	$166,383	-25.4%
OREO and other nonperforming assets	19,069	22,424	25,518	21,405	18,046	5.7%
Total classified assets	$143,202	$157,519	$160,617	$177,523	$184,429	-22.4%

Tier 1 capital and non-acquired allowance for loan losses	$477,686	$444,200	$436,964	$406,070	$402,470	18.7%
Classified assets as a percentage of Tier 1 capital and non-acquired allowance for loan losses	29.98%	35.46%	36.76%	43.72%	45.82%

Non-acquired Loans 30-89 Day Past Due	$7,189	$9,270	$10,464	$7,290	$9,235	-22.2%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

						Fourth
	Quarter Ended					Quarter	Twelve Months Ended		YTD
	December 31,	September 30,	June 30,	March 31,	December 31,	2012 - 2011	December 31,	December 31,	2012 - 2011
	2012	2012	2012	2012	2011	% Change	2012	2011	% Change
ALLOWANCE FOR LOAN LOSSES (1)
Non-acquired Loans:
Balance at beginning of period	$46,439	$47,269	$47,607	$49,367	$49,110	-5.4%	$49,367	$47,512	3.9%
Loans charged off	(4,291)	(5,506)	(5,114)	(5,344)	(6,846)	-37.3%	(20,255)	(28,047)	-27.8%
Overdrafts charged off	(446)	(434)	(441)	(354)	(413)	8.0%	(1,675)	(1,163)	44.0%
Loan recoveries	550	481	700	1,424	409	34.5%	3,155	1,888	67.1%
Overdraft recoveries	131	129	125	216	138	-5.1%	601	522	15.1%
Net charge-offs	(4,056)	(5,330)	(4,730)	(4,058)	(6,712)	-39.6%	(18,174)	(26,800)	-32.2%
Provision for loan losses on non-acquired loans	1,995	4,500	4,392	2,298	6,969	-71.4%	13,185	28,655	-54.0%
Balance at end of period, non-acquired loans	44,378	46,439	47,269	47,607	49,367	-10.1%	44,378	49,367	-10.1%
Acquired Loans:
Balance at beginning of period	31,138	35,812	34,355	31,620	29,870		31,620	—
Loans charged off	—	—	—	—	—		—	—
Loan recoveries	—	—	—	—	—		—	—
Net charge-offs	—	—	—	—	—		—	—
Provision for loan losses on acquired loans:
Provision for loan losses before benefit attributable to FDIC loss share agreements	994	(4,674)	1,457	2,735	1,750		512	31,620
Benefit attributable to FDIC loss share agreements	(778)	4,218	(1,208)	(2,310)	(1,663)		(78)	(30,039)
Net provision for loan losses on acquired loans	216	(456)	249	425	87		434	1,581
Provision for loan losses recorded through the FDIC loss share receivable	778	(4,218)	1,208	2,310	1,663		78	30,039
Balance at end of period, acquired loans	32,132	31,138	35,812	34,355	31,620		32,132	31,620
Balance at end of period, total allowance for loan losses	$76,510	$77,577	$83,081	$81,962	$80,987	-5.5%	$76,510	$80,987	-5.5%

Total provision for loan losses charged to operations	$2,211	$4,044	$4,641	$2,723	$7,056		$13,620	$30,236
Allowance for non-acquired loan losses as a percentage of non-acquired loans (1)	1.73%	1.84%	1.91%	1.95%	2.00%		1.73%	2.00%
Allowance for loan losses as a percentage of total loans (1)	2.10%	2.55%	2.73%	2.92%	2.82%		2.10%	2.82%
Allowance for non-acquired loan losses as a percentage of non-acquired nonperforming loans	71.53%	78.27%	82.05%	68.02%	64.19%		71.53%	64.19%
Net charge-offs on non-acquired loans as a percentage of average non-acquired loans (annualized) (1)	0.64%	0.85%	0.77%	0.66%	1.08%		0.73%	1.12%

						Fourth
						Quarter
	December 31,	September 30,	June 30,	March 31,	December 31,	2012 - 2011
	2012	2012	2012	2012	2011	% Change
LOAN PORTFOLIO (ENDING balance) (1)
Acquired covered loans	$282,682	$309,034	$332,874	$363,050	$394,495	172.4%
Acquired non-covered loans	792,060	211,957	227,184	6,094	7,706	10178.5%
Non-acquired loans:
Commercial non-owner occupied real estate:
Construction and land development	273,420	273,606	279,519	294,865	310,845	-12.0%
Commercial non-owner occupied	290,071	278,935	284,147	284,044	299,698	-3.2%
Total commercial non-owner occupied real estate	563,491	552,541	563,666	578,909	610,543	-7.7%
Consumer real estate:
Consumer owner occupied	434,503	430,825	420,298	407,697	391,529	11.0%
Home equity loans	255,284	255,677	257,061	258,054	264,986	-3.7%
Total consumer real estate	689,787	686,502	677,359	665,751	656,515	5.1%
Commercial owner occupied real estate	784,152	787,623	763,338	744,441	742,890	5.6%
Commercial and industrial	279,763	245,285	228,010	216,083	220,454	26.9%
Other income producing property	133,713	131,832	132,193	130,177	140,693	-5.0%
Consumer non real estate	86,934	86,729	87,290	85,350	85,342	1.9%
Other	33,163	26,840	29,395	16,603	14,128	134.7%
Total non-acquired loans	2,571,003	2,517,352	2,481,251	2,437,314	2,470,565	4.1%
Total loans (net of unearned income) (1)	$3,645,745	$3,038,343	$3,041,309	$2,806,458	$2,872,766	26.9%

Loans held for sale	$65,279	$71,585	$42,525	$34,706	$45,809	42.5%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

	Quarter Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2012	2012	2012	2012	2011	2012	2011
SELECTED RATIOS

Return on average assets (annualized)	0.52%	0.83%	0.75%	0.71%	0.49%	0.70%	0.58%

Operating return on average assets (annualized) (non-GAAP) (3)	0.98%	0.87%	0.88%	0.72%	0.52%	0.86%	0.37%

Return on average equity (annualized)	5.22%	8.40%	7.77%	7.37%	5.00%	7.15%	6.10%

Operating return on average equity (annualized) (non-GAAP) (3)	9.80%	8.73%	9.05%	7.44%	5.34%	8.79%	3.90%

Return on average tangible equity (annualized) (non-GAAP) (10)	6.91%	10.74%	9.92%	9.57%	6.76%	9.27%	8.10%

Net interest margin (tax equivalent)	4.88%	5.03%	4.69%	4.70%	4.78%	4.83%	4.66%

Efficiency ratio (tax equivalent)	80.95%	66.91%	68.34%	72.02%	73.09%	72.20%	68.77%

Operating efficiency ratio excluding OREO expense	62.84%	58.96%	60.84%	66.27%	62.43%	62.10%	65.54%

Book value per common share	$29.97	$28.71	$28.17	$27.51	$27.19

Tangible book value per common share (non-GAAP) (10)	$22.54	$23.46	$22.86	$22.24	$21.89

Common shares issued and outstanding	16,937,464	15,114,185	15,085,991	14,052,177	14,039,422

Equity-to-assets	9.88%	10.03%	9.72%	9.55%	9.80%

Tangible equity-to-tangible assets (non-GAAP) (10)	7.62%	8.35%	8.03%	7.87%	8.04%

Tier 1 leverage (9)	9.8%	9.3%	9.2%	9.2%	9.1%

Tier 1 risk-based capital (9)	12.7%	14.0%	13.9%	14.5%	14.0%

Total risk-based capital (9)	13.9%	15.2%	15.1%	15.8%	15.3%

	Quarter Ended						Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,		December 31,	December 31,
	2012	2012	2012	2012	2011		2012	2011
RECONCILIATION OF NON-GAAP TO GAAP

Pre-tax, Pre-provision Operating Earnings (6)
Net income (GAAP)	$5,910	$9,063	$8,031	$7,028	$4,826	22.5%	$30,032	$22,595	32.9%
Provision for loan losses (1)	2,211	4,044	4,641	2,723	7,057	-68.7%	13,619	30,236	-55.0%
Provision for income taxes	2,552	4,938	4,097	3,541	1,154	121.1%	15,128	10,762	40.6%
Pre-tax, pre-provision income	10,673	18,045	16,769	13,292	13,037	-18.1%	58,779	63,593	-7.6%
Gains on acquisitions	—	—	—	—	—		—	(16,529)
Securities (gains) losses	(128)	—	(61)	—	25		(189)	(208)
Merger and conversion related expense	7,552	568	1,998	96	404		10,214	3,198
Pre-tax, pre-provision operating earnings (non-GAAP)	$18,097	$18,613	$18,706	$13,388	$13,466	34.4%	$68,804	$50,054	37.5%

Operating efficiency ratio excluding OREO expense
Operating efficiency ratio excluding OREO expense	62.84%	58.96%	60.84%	66.27%	62.43%		62.10%	65.54%
Effect to adjust for OREO and loan related expense	5.41%	6.95%	3.86%	5.56%	9.85%		5.48%	6.91%
Effect to adjust for Merger and conversion expenses	12.71%	1.00%	3.64%	0.19%	0.81%		4.65%	1.53%
Efficiency ratio (Tax Equivalent)	80.95%	66.91%	68.34%	72.02%	73.09%		72.20%	68.77%

Operating Return of Average Assets (3)
Operating return on average assets (non-GAAP)	0.98%	0.87%	0.88%	0.72%	0.52%		0.86%	0.37%
Effect to adjust for acquisition gains	0.00%	0.00%	0.00%	0.00%	0.00%		0.00%	0.26%
Effect to adjust for securities gains (losses)	0.01%	0.00%	0.00%	0.00%	0.00%		0.00%	0.00%
Effect to adjust for merger and conversion related expenses	-0.47%	-0.04%	-0.13%	-0.01%	-0.03%		-0.16%	-0.06%
Return on average assets (GAAP)	0.52%	0.83%	0.75%	0.71%	0.49%		0.70%	0.58%

Operating Return of Average Equity (3)
Operating return on average equity (non-GAAP)	9.80%	8.73%	9.05%	7.44%	5.34%		8.79%	3.90%
Effect to adjust for acquisition gains	0.00%	0.00%	0.00%	0.00%	0.00%		0.00%	2.76%
Effect to adjust for securities gains (losses)	0.08%	0.00%	0.04%	0.00%	-0.02%		0.03%	0.04%
Effect to adjust for merger and conversion related expenses	-4.66%	-0.33%	-1.32%	-0.07%	-0.32%		-1.67%	-0.60%
Return on average equity (GAAP)	5.22%	8.40%	7.77%	7.37%	5.00%		7.15%	6.10%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

	Quarter Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2012	2012	2012	2012	2011	2012	2011
RECONCILIATION OF NON-GAAP TO GAAP (CONTINUED)

Return on Average Tangible Equity (10)
Return on average tangible equity (non-GAAP)	6.91%	10.74%	9.92%	9.57%	6.76%	9.27%	8.10%
Effect to adjust for intangible assets	-1.69%	-2.34%	-2.15%	-2.20%	-1.76%	-2.12%	-2.00%
Return on average equity (GAAP)	5.22%	8.40%	7.77%	7.37%	5.00%	7.15%	6.10%

Tangible Book Value Per Common Share (10)
Tangible book value per common share (non-GAAP)	$22.54	$23.46	$22.86	$22.24	$21.89
Effect to adjust for intangible assets	7.43	5.25	5.30	5.26	5.30
Book value per common share (GAAP)	$29.97	$28.71	$28.17	$27.51	$27.19

Tangible Equity-to-Tangible Assets (10)
Tangible equity-to-tangible assets (non-GAAP)	7.62%	8.35%	8.03%	7.87%	8.04%
Effect to adjust for intangible assets	2.26%	1.68%	1.69%	1.68%	1.76%
Equity-to-assets (GAAP)	9.88%	10.03%	9.72%	9.55%	9.80%

	Three Months Ended
	December 31, 2012			December 31, 2011
	Average	Interest	Average	Average	Interest	Average
	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate
YIELD ANALYSIS

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$290,180	$384	0.53%	121,686	$143	0.47%
Investment securities (taxable)	354,791	1,948	2.18%	255,079	1,666	2.59%
Investment securities (tax-exempt)	155,643	1,201	3.07%	62,860	546	3.45%
Loans held for sale	60,183	492	3.25%	52,743	494	3.72%
Acquired loans, net of allowance for acquired loan losses	582,726	16,648	11.37%	386,713	10,550	10.82%
Non-acquired loans (1)	2,528,753	29,590	4.66%	2,467,363	30,426	4.89%
Total interest-earning assets	3,972,276	50,263	5.03%	3,346,444	43,825	5.20%

Noninterest-Earning Assets:
Cash and due from banks	87,155			71,956
Other assets	504,425			578,275
Allowance for non-acquired loan losses	(46,780)			(48,902)
Total noninterest-earning assets	544,800			601,329
Total Assets	$4,517,076			$3,947,773

Interest-Bearing Liabilities:
Transaction and money market accounts	$1,626,552	$557	0.14%	$1,406,033	$1,274	0.36%
Savings deposits	317,810	90	0.11%	264,196	188	0.28%
Certificates and other time deposits	908,891	1,042	0.46%	944,076	1,760	0.74%
Federal funds purchased and repurchase agreements	247,970	110	0.18%	194,427	106	0.22%
Other borrowings	47,555	554	4.63%	46,774	573	4.86%
Total interest-bearing liabilities	3,148,778	2,353	0.30%	2,855,506	3,901	0.54%

Noninterest-Bearing Liabilities:
Demand deposits	886,240			675,998
Other liabilities	31,612			33,360
Total noninterest-bearing liabilities (“Non-IBL”)	917,852			709,358
Shareholders’ equity	450,446			382,909
Total Non-IBL and shareholders’ equity	1,368,298			1,092,267
Total liabilities and shareholders’ equity	$4,517,076			$3,947,773

Net interest income and margin (NON-TAX EQUIV.)		$47,910	4.80%		$39,924	4.73%
Net interest margin (TAX EQUIVALENT)			4.88%			4.78%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

	Twelve Months Ended
	December 31, 2012			December 31, 2011
	Average	Interest	Average	Average	Interest	Average
	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate
YIELD ANALYSIS

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$241,332	$1,157	0.48%	$202,291	$1,018	0.50%
Investment securities (taxable)	325,420	7,577	2.33%	212,788	6,222	2.92%
Investment securities (tax-exempt)	126,143	3,947	3.13%	64,404	2,273	3.53%
Loans held for sale	45,112	1,581	3.50%	26,760	966	3.61%
Acquired loans, net of allowance for acquired loan losses	481,754	53,634	11.13%	379,678	41,684	10.98%
Non-acquired loans (1)	2,484,751	119,592	4.81%	2,397,821	119,555	4.99%
Total interest-earning assets	3,704,512	187,488	5.06%	3,283,742	171,718	5.23%

Noninterest-Earning Assets:
Cash and due from banks	88,487			78,543
Other assets	531,026			590,083
Allowance for non-acquired loan losses	(47,762)			(48,005)
Total noninterest-earning assets	571,751			620,621
Total Assets	$4,276,263			$3,904,363

Interest-Bearing Liabilities:
Transaction and money market accounts	$1,538,795	$3,117	0.20%	$1,325,344	$6,543	0.49%
Savings deposits	297,498	479	0.16%	253,652	906	0.36%
Certificates and other time deposits	922,377	4,829	0.52%	1,052,563	10,107	0.96%
Federal funds purchased and repurchase agreements	229,185	451	0.20%	210,098	527	0.25%
Other borrowings	46,537	2,219	4.77%	47,239	2,182	4.62%
Total interest-bearing liabilities	3,034,392	11,095	0.37%	2,888,896	20,265	0.70%

Noninterest-Bearing Liabilities:
Demand deposits	799,263			615,956
Other liabilities	22,759			29,395
Total noninterest-bearing liabilities (“Non-IBL”)	822,022			645,351
Shareholders’ equity	419,849			370,116
Total Non-IBL and shareholders’ equity	1,241,871			1,015,467
Total liabilities and shareholders’ equity	$4,276,263			$3,904,363

Net interest income and margin (NON-TAX EQUIV.)		$176,393	4.76%		$151,453	4.61%
Net interest margin (TAX EQUIVALENT)			4.83%			4.66%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

						Fourth
	Three Months Ended					Quarter	Twelve Months Ended		YTD
	December 31,	September 30,	June 30,	March 31,	December 31,	2012 - 2011	December 31,		2012 - 2011
	2012	2012	2012	2012	2011	% Change	2012	2011	% Change
NONINTEREST INCOME & EXPENSE
Noninterest income:
Gain on acquisition	$—	$—	$—	$—	$—		$—	$16,529
Service charges on deposit accounts	6,313	6,169	5,886	5,447	5,959	5.9%	23,815	22,654	5.1%
Mortgage banking income	4,214	3,526	3,052	1,830	1,942	117.0%	12,622	6,271	101.3%
Bankcard services income	3,665	3,570	3,618	3,320	3,037	20.7%	14,173	11,721	20.9%
Trust and investment services income	1,744	1,577	1,642	1,397	1,237	41.0%	6,360	5,464	16.4%
Securities gains (losses), net (8)	128	—	61	—	(25)	612.0%	189	208	-9.1%
Accretion (amortization) on FDIC indemnification asset	(6,547)	(6,623)	(4,370)	(3,233)	(3,086)	-112.2%	(20,773)	(10,135)	105.0%
Other	1,383	947	1,855	712	599	130.9%	4,897	2,407	103.4%
Total noninterest income	$10,900	$9,166	$11,744	$9,473	$9,663	12.8%	$41,283	$55,119	-25.1%

Noninterest expense:
Salaries and employee benefits	$21,351	$18,647	$18,262	$18,048	$16,930	26.1%	$76,308	$68,937	10.7%
Net occupancy expense	2,470	2,621	2,478	2,248	2,309	7.0%	9,817	9,674	1.5%
Furniture and equipment expense	2,340	2,165	2,371	2,239	2,211	5.8%	9,115	8,475	7.6%
Information services expense	3,060	2,662	2,902	2,468	2,817	8.6%	11,092	10,511	5.5%
Bankcard expense	985	1,057	1,118	902	874	12.7%	4,062	3,241	25.3%
FDIC assessment and other regulatory charges	887	878	1,073	1,037	980	-9.5%	3,875	4,573	-15.3%
OREO expense and loan related	3,221	3,951	2,115	2,716	4,926	-34.6%	12,003	14,354	-16.4%
Advertising and marketing	689	736	553	757	707	-2.5%	2,735	2,729	0.2%
Business development and staff related	1,017	878	689	752	944	7.7%	3,336	3,393	-1.7%
Professional fees	673	643	732	633	162	315.4%	2,681	1,473	82.0%
Amortization of intangibles	566	566	540	500	523	8.2%	2,172	1,991	9.1%
Merger and conversion related expense	7,552	568	1,998	96	404	1769.2%	10,214	3,198	219.4%
Other	3,328	2,659	2,678	2,823	2,763	20.5%	11,488	10,429	10.2%
Total noninterest expense	$48,139	$38,031	$37,509	$35,219	$36,550	31.7%	$158,898	$142,978	11.1%

Notes:

(1) Loan data excludes mortgage loans held for sale.

(2) The dividend payout ratio is calculated by dividing total dividends paid during the period by the total net income for the same period quarter of 2012.

(3) Operating earnings, operating return on average assets, and operating return on average equity are non-GAAP measures and exclude the after-tax effect of gains on acquisitions, gains or losses on sales of securities, OTTI, and merger and conversion related expense.  Management believes that non-GAAP operating measures provide additional useful information that allows readers to evaluate the ongoing performance of the company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  Operating earnings and the related operating return measures (non-GAAP) exclude the following from net income (GAAP) on an after-tax basis:  (a) pre-tax merger and conversion related expense of $7,552,000, $568,000, $1,998,000, $96,000, and $404,000, for the quarters ended December 31, 2012, September 30, 2012, June 30, 2012, March 31, 2012, and December 31, 2011, respectively; (b) pre-tax securities gains of $128,000 and $61,000 for the quarters ended December 31, 2012 and June 30, 2012, respectively; and (c) pre-tax securities losses of $25,000 for the quarter ended December 31, 2011.

(4) Repossessed assets includes OREO and other nonperforming assets.

(5) Calculated by dividing total non-acquired NPAs by total assets.

(6) Pre-tax, pre-provision operating earnings is a non-GAAP measure and excludes the effect of the provision for loan losses, the provision for income taxes, the gains on acquisitions, gains or losses on sales of securities, OTTI, and merger and conversion related expense.  Management believes that non-GAAP pre-tax, pre-provision operating earnings provides additional useful information that allows readers to evaluate the ongoing performance of the company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.

(7) Acquired loans are not included in non-performing loans because the accretion method is being used for all acquired loan pools.

(8) If an other-than-temporary impairment charge was recorded during the quarter, the amount would be reflected in the “securities gains (losses), net” line item.

(9) December 31, 2012 ratios are estimated and may be subject to change pending the final filing of the FR Y-9C; all other periods are presented as filed.  All ratios are rounded down to one decimal point.

(10) The tangible measures are non-GAAP measures and exclude the effect of period end or average balance of intangible assets.  The tangible return on equity measures also add back the after-tax amortization of intangibles to GAAP basis net income.  Management believes that these non-GAAP tangible measures provide additional useful information, particularly since these measures are widely used by industry analysts for companies with prior merger and acquisition activities.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.  Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  The sections titled “Reconciliation of Non-GAAP to GAAP” provide tables that reconcile non-GAAP measures to GAAP.

(11) Classified asset data excludes acquired assets.